UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

Contribution and Exchange Agreement

    On March 4, 2011, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with El Paso Corporation (“El Paso”), El Paso SNG Holding Company, L.L.C.  (“EP SNG”), EPPP SNG GP Holdings, L.L.C. (“EPPP SNG”), Southern Natural Gas Company (“SNG”), and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”).  Pursuant to the Contribution Agreement, El Paso and EP SNG (collectively, the “Contributing Parties”) agreed to contribute to the Partnership (together with the Operating Company and EPPP SNG, the “Partnership Parties”) a 22% general partner interest in SNG  in exchange for consideration of $587 million, subject to adjustment as described in the Contribution Agreement. El Paso also granted the Partnership a 45 day option to purchase up to an additional 3% general partner interest in SNG in 1% increments (the “SNG Option”). The consideration to be paid for each additional 1% increment is approximately $26.7 million. On March 9, 2010, the Partnership elected to acquire an additional three percent general partner interest in SNG in exchange for consideration of $80.04 million, pursuant to the SNG Option.

    Upon the closing of the transactions contemplated by the Contribution Agreement, the following, among other things, will occur: (i) the parties to the Contribution Agreement will enter into a Contribution, Conveyance and Assumption Agreement pursuant to which the interest in SNG will be contributed from the Contributing Parties to the Partnership Parties, and (ii) an Amendment to the General Partnership Agreement of SNG will be entered into to reflect the contributions of the interest in SNG to the Partnership Parties. After giving effect to the transactions contemplated by the Contribution Agreement, the Contributing Parties will own a 15% general partner interest in SNG and the Partnership Parties will own an 85% general partner interest in SNG.

    The closing of the Contribution Agreement is subject to the satisfaction of a number of customary conditions, all of which the Partnership believes will be satisfied. Obtaining financing by the Partnership is not a condition to the closing. The Partnership expects the closing to occur promptly after the closing of the offering of common units discussed under Item 8.01 below, with an effective date of January 1, 2011. The Contribution Agreement allows the Partnership to adjust the amount of the consideration should any capital contributions or distributions be made pursuant to the General Partnership Agreement of SNG after execution of the Contribution Agreement but prior to closing of the transaction. The Partnership expects to fund the consideration with the net proceeds from the public offering of common units, proceeds from the proportionate capital contribution by El Paso Pipeline GP Company, L.L.C. to allow it to maintain its two percent general partner interest in the Partnership in connection with the public offering of common units, and borrowings under the Partnership’s revolving credit facility.

    Pursuant to the Contribution Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of El Paso Pipeline GP Company, L.L.C. (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’ or SNG’s representations, warranties covenants or agreements.  The Partnership Parties agreed to indemnify the Contributing Parties, SNG, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties covenants or agreements.  Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of $6.67 million and are subject to a ceiling amount of approximately $100.1 million, each subject to adjustment.  In addition, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.

Relationships

    Currently, El Paso indirectly owns 88,400,059 common units representing limited partner interests in the Partnership, which in the aggregate represent a 48.9% limited partner interest in the Partnership.  El Paso Pipeline GP Company, L.L.C. serves as the general partner of the Partnership (the “General Partner”), holding a 2% general partner interest and the incentive distribution rights in the Partnership.  El Paso indirectly owns 100% of the General Partner which allows it to control the Partnership. Each of the Partnership, the General Partner, the Operating Company and SNG is an indirect subsidiary of El Paso.  After giving effect to the contribution in connection with the Contribution Agreement, El Paso will directly or indirectly own a 42% general partner interest in Colorado Interstate Gas Company (“CIG”) and an 18% general partner interest in SNG, subject to adjustment as described above.  Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company.  The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures.

    In addition, each of the Partnership, Elba Express Company, L.L.C. (“Elba Express”), Southern LNG Company, L.L.C. (“SLNG”), CIG and SNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, the Elba Express Limited Liability Company Agreement, the SLNG Limited Liability Company Agreement, the CIG General Partnership Agreement and the SNG General Partnership Agreement, respectively, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

    The independent conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the interest in SNG.  The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.  In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Contribution Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the general partner interest in SNG pursuant to the Contribution Agreement.

Item 8.01 Other Events.

    On March 9, 2011, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Partnership sold 12,000,000 common units representing limited partner interests in the Partnership (the “Units”) at a price of $34.30 per Unit ($33.15 per Unit, net of the underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to 1,800,000 additional Units at the same price to cover over-allotments, if any. The Underwriters exercised such option in full on March 9, 2011. Closing of the issuance and sale of all 13,800,000 Units is scheduled for March 14, 2011.

    The offering of Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-165679) (the “Registration Statement”) as supplemented by the prospectus supplement dated March 9, 2011 relating to the Units (the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1 and 8.1.

    The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

    The Partnership intends to use the total net proceeds from the offering of the 13,800,000 Units as partial consideration for the acquisition of additional interests in Southern Natural Gas Company, and related expenses.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 9, 2011, by and among El Paso Pipeline Partners, L.P. and the several underwriters named on Schedule II thereto.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP related to tax matters.
23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: March 10, 2011

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Each exhibit identified below is filed as a part of this report.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 9, 2011, by and among El Paso Pipeline Partners, L.P. and the several underwriters named on Schedule II thereto.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP related to tax matters.
23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).